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                                                                    EXHIBIT 99.1

                              CONSENT TO BE NAMED

     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), I, Martin D. Payson, do hereby consent to be named in the Registration Statement on Form S-1 of Delta Financial Corporation as a proposed Director of Delta Financial Corporation.

Dated: October 21, 1996

By: /s/ MARTIN D. PAYSON
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